UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                       April 1, 2014

     WESTPORT FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-24111 (Commission File Number)	13-3939393 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                              (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective April 1, 2014, Westport Futures Fund L.P. (the “Registrant”), Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“MSWM”), amended the alternative investment selling agent agreement dated November 12, 2013 (the “Selling Agreement”) between the General Partner, the Registrant and MSWM, pursuant to which MSWM has been appointed as a non-exclusive agent of the Registrant for the purpose of finding eligible investors for units of limited partnership interests in the Registrant through offerings that are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Pursuant to the amendment to the Selling Agreement, the monthly ongoing selling agent fee is 3.00% per year.  In all other respects the Selling Agreement remains unchanged and of full force and effect.

A party to the Selling Agreement may terminate the Selling Agreement by written notice to the other parties on thirty days’ prior written notice, or immediately under certain circumstances as provided in the Selling Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPORT FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date:  April 7, 2014